Exhibit 10.17

Grantee:
Shares:
MATRIX SERVICE COMPANY
AWARD AGREEMENT

August 23, 2021

«Grantee»
«Address1»
«Address2»
«City», «State» «PostalCode»

Dear «FirstName»:

1. Award. The awards set forth in this Award Agreement (the "Award Agreement") are subject to your acceptance of and agreement to all of the applicable terms, conditions, and restrictions described in the 2020 Stock and Incentive Compensation Plan (the "Plan"), of Matrix Service Company, a Delaware corporation (the "Company") a copy of which is on file with, and may be obtained from, the Secretary of the Company, and to your acceptance of and agreement to the further terms, conditions, and restrictions described in this Award Agreement. To the extent that any provision of this Award Agreement conflicts with the expressly applicable terms of the Plan, it is hereby acknowledged and agreed that those terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

2. Restricted Stock Units Award.

(a) Restricted Stock Units Award. The Company hereby grants to you an aggregate of up to «Shares» restricted stock units (individually, an "RSU," and collectively, "RSUs") as more specifically set forth in Section 2(e). This grant of RSUs is comprised of up to [Shares] "Stock-Based RSUs" and up to [Shares] "Cash-Based RSUs." Each Stock-Based RSU entitles you to receive one share of common stock, par value $.01 per share, of the Company (the "Shares") at such time as the restrictions described in Section 2(d)(ii) lapse as described in Section 2(e)(i). Each Cash-Based RSU entitles you to receive an amount of cash equal to the value of one Share based on the closing price of the Shares at such time as the restrictions described in Section 2(d)(ii) lapse as described in Section 2(e)(i).

(b) Form of Restricted Stock; Possession of Certificates. The Company shall issue the Shares you become entitled to receive hereunder by book-entry registration or by issuance of a certificate or certificates for the Shares in your name as soon as practicable after the restrictions in Section 2(d)(ii) lapse as described in Section 2(e). In the event the Company issues a certificate or certificates for the Shares, such certificates shall be subject to such stop transfer orders and other restrictions as the committee of the Board of Directors that administers the Plan may deem necessary or advisable under the Plan and rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are then listed, and any applicable foreign, federal or state securities laws.

(c) Stockholder Rights Prior to Issuance of Shares. Neither you nor any of your beneficiaries shall be deemed to have any voting rights, rights to receive dividends or other rights as a stockholder of the Company with respect to any Shares covered by the RSUs until the date of book-entry registration or issuance by the Company of a certificate to you for such Shares.

(d) Restrictions.

(i) Your ownership of the RSUs shall be subject to the restrictions set forth in subsection (ii) of this Section 2(d) until such restrictions lapse pursuant to the terms of Section 2(e).

(ii) The restrictions referred to in subsection (i) of this Section 2(d) are as follows:

(A) At the time of your termination of employment with the Company or an Affiliate, other than a termination of employment that occurs as a result of an event described in any of Subsections (ii) through (v) of Section 2(e), you shall forfeit the RSUs to the Company and all of your rights thereto shall terminate without any payment of consideration by the Company.

(B) You may not sell, assign, transfer or otherwise dispose of any RSUs, or any rights under the RSUs. No RSU and no rights under any such RSU may be pledged, alienated, attached or otherwise encumbered, other than by will or the laws of descent and distribution. If you or anyone claiming under or through you attempts to violate this Section 2(d)(ii)(B), such attempted violation shall be null and void and without effect, and all of the Company's obligations hereunder shall terminate.

(e) Lapse of Restrictions.

(i) The restrictions described in Section 2(d)(ii) shall lapse with respect to the RSUs in four equal installments of 25 percent each on each of the first, second, third and fourth anniversaries of the date of this Award Agreement, such that the restrictions set forth in Section 2(d)(ii) shall have lapsed with respect to 100 percent of the RSUs on the fourth anniversary of the date of this Award Agreement.

(ii) Notwithstanding the provisions of subsection (i) of this Section 2(e), the restrictions described in Section 2(d)(ii) shall lapse with respect to the RSUs upon the occurrence of your death or "Disability."

The term "Disability" shall mean your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(iii) Notwithstanding the provisions of subsection (i) of this Section 2(e), upon the occurrence of your "Retirement," the restrictions described in Section 2(d)(ii) automatically and with no exercise of discretion of the Committee shall lapse with respect to all of your remaining RSUs and be settled upon the earliest to occur of (A) the normal lapsing schedule set forth in Section 2(e)(i) hereof and (B) your death. Notwithstanding any other provision of this subsection (iii), in the event that you Retire within one year of the date of this Award Agreement, the restrictions will not lapse on any portion of the RSUs represented by this Award Agreement and all such remaining RSUs shall immediately be forfeited.

The term "Retirement" or "Retire" shall mean your voluntary "Separation from Service" (as defined in Code Section 409A), on or after the date (A) on which you attain age 65 or (B) on which you attain age 60 and have completed at least ten years of continuous service as an employee of the Company or an Affiliate.

(iv) Notwithstanding the provisions of subsection (i) of this Section 2(e), in the event of a Change of Control of the Company, this Award Agreement may be continued or assumed by the continuing or successor (as the case may be) organization (the "Successor"), or the Successor may substitute an equivalent award. With respect to any RSUs that are continued, assumed or substituted for in accordance with this subsection (iv), the restrictions described in Section 2(d)(ii) shall continue to lapse with respect to such RSUs (as the same may be adjusted in accordance with this subsection (iv)) as set forth in Section 2(e)(i) hereof; provided, however, in the event you incur a voluntary Separation from Service after suffering an "Adverse Event" or incur an involuntary Separation from Service not for "Cause," in connection with a Change of Control or at any time ending with the earlier to occur of the second anniversary of the Change of Control or the Measurement Date, the restrictions described in Section 2(d)(ii) shall immediately lapse with respect to the RSUs.

The term "Adverse Event" shall as to any Participant mean:

(A) a material reduction of the Participant’s authorities, duties, or responsibilities with the Company;

(B) a material reduction of the Participant’s annual salary or a material reduction in the Participant’s target annual incentive compensation, in each case other than a reduction which is applicable to all employees in the same salary grade as the Participant; or

(C) a transfer of the Participant’s primary workplace by more than thirty-five (35) miles.

If a Participant purports to terminate his or her employment after suffering an Adverse Event, the Participant must give the Company written notice of his or her intent to terminate within sixty (60) calendar days of the occurrence of the event that allegedly constitutes an Adverse Event. The Company shall have a right to cure the event alleged to constitute an Adverse Event for a period of thirty (30) calendar days after notice from the Participant of his or her intention to terminate.

The term "Cause" shall mean your theft of company property, embezzlement or dishonesty that results in harm to the Company or any Successor; your continued gross or willful neglect of your job responsibilities after receiving written warnings regarding such neglect from the Company or any Successor; your conviction of a felony or pleading nolo contender to a felony charged under state or federal law; or your willful violation of Company policy or the policies of any Successor.

(v) Notwithstanding the provisions of subsection (i) of this Section 2(e), in the event a Change of Control of the Company occurs and this Award Agreement is not continued or assumed by the Successor and the Successor does not substitute an equivalent award, the restrictions described in Section 2(d)(ii) shall immediately lapse with respect to the RSUs.

(vi) On the date of the lapse of the restrictions in accordance with this Section 2(e), or in any event, no later than sixty (60) days after such date, the Company will make a book-entry registration or will issue you a certificate as provided in Section 2(b) of this Award Agreement for the Shares covered by such Stock-Settled RSUs in redemption of such RSUs and will pay you by check in redemption of the Shares covered by such Cash-Settled RSUs.

3. Agreement with Respect to Taxes; Share Withholding.

(a) You agree that (1) you will pay to the Company or an Affiliate, as the case may be, in cash, or make arrangements satisfactory to the Company or such Affiliate regarding the payment of any taxes of any kind required by law to be withheld by the Company or any of its Affiliates with respect to the RSUs, the and/or the Shares and (2) the Company or any of its Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to you any taxes of any kind required by law to be withheld with respect to the RSUs and the Shares.

(b) With respect to withholding required upon the lapse of restrictions or upon any other taxable event arising as a result of the RSUs awarded or the issuance of Shares to you, you may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under the Plan and applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity). All such elections shall be irrevocable, made in writing, signed by you, and shall be subject to any restrictions or limitations that such Committee, in its sole discretion, deems appropriate.

4. Adjustment of Shares. The number of Shares subject to the RSUs awarded to you under this Award Agreement may be adjusted as provided in the Plan.

5. Agreement With Respect to Securities Matters. You agree that you will not sell or otherwise transfer any Shares received pursuant to this Award Agreement except pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or pursuant to an applicable exemption from such registration. Unless a registration statement relating to the Shares issuable upon the lapse of the restrictions on the RSUs pursuant to this Award Agreement is in effect at the time of issuance of such Shares, the certificate(s) for the Shares shall contain the following legend:

The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any other securities laws. These securities have been acquired for investment and may not be sold or transferred for value in the absence of an effective registration of them under the U.S. Securities Act of 1933 and any other applicable securities laws, or receipt by the Company of an opinion of counsel or other evidence acceptable to the Company that such registration is not required under such acts.

    6. Forfeiture. You agree that in the event you violate the confidentiality, non-competition, non-solicitation or non-disparagement provisions of any agreement between you and the Company or any Affiliate, or any plan of the Company or any Affiliate in which you participate, including without limitation, the non-solicitation provisions of Section 7 below, you will forfeit in their entirety the RSUs, and all of your rights thereto shall terminate without any payment of consideration by the Company.

7. Non-Solicitation.

(a) Non-Solicitation of Employees. During the period beginning on the date of this Award Agreement and ending on the second anniversary of the date of your termination of employment with the Company or an Affiliate, regardless of the reason for your termination of employment, you shall not, directly, or indirectly by assisting others: (i) cause or attempt to cause or encourage any employee of the Company or an Affiliate to terminate his or her relationship with the Company or an Affiliate or (ii) solicit the employment or engagement as a consultant or adviser, of any employee of the Company or an Affiliate or any former employee of the Company or an Affiliate who left the employ of the Company or Affiliate within two years following your termination of employment with the Company or an Affiliate.

(b) Reasonableness of Restriction. You agree and acknowledge that the above non-solicitation covenant is reasonable in the scope of activities restricted, the geographic area covered by the restriction and the duration of the restriction, and is necessary in that it protects the legitimate business interests of the Company and its Affiliates in its confidential information, its proprietary work, and its relationships with its employees, customers, suppliers and agents and that it does not unreasonably impair your ability to earn a livelihood or to support your dependents.

(c) Irreparable Harm; Injunctive Relief. You agree and acknowledge that a violation by you of the non-solicitation covenant contained herein will result in immediate and irreparable harm to the Company for which there is no adequate remedy at law. You hereby agree that the Company will be entitled, in addition to any remedies it might have under this Award Agreement or at law, to injunctive and other equitable relief to prevent or curtail any threatened or actual breach of this Award Agreement by you, without the posting of bond or other security.

(d) Extension of Covenant. During any breach of the non-solicitation provisions of this Award Agreement, the period of restraint set forth herein shall be automatically tolled and suspended for the amount of time that the violation continues.

(e) Survival of Covenants. Your obligations pursuant to this Section 7 shall survive the termination of this Award Agreement and the termination of your employment with the Company or an Affiliate.

(f) Attorneys' Fees. You agree to pay the Company any attorneys' fees and costs which the Company incurs in enforcing, to any extent, the provisions of this Section 7, whether or not litigation is actually commenced, and including any appeal.

8. Compliance with 409A. The Company intends that this Award Agreement and the Plan either (a) comply with Section 409A and guidance thereunder or (b) be excepted from the provisions of Section 409A. Accordingly, the Company reserves the right and you agree that the Company shall have the right, without your consent and without prior notice to you, to amend either or both this Award Agreement and the Plan to cause this Award Agreement and the Plan to be so compliant or so excepted and to take such other actions under the Plan and this Award Agreement to achieve such compliance or exception. If the payment of any benefit herein would be subject to additional taxes and interest under Code Section 409A because the timing of such payment is not delayed as provided in Code Section 409A for a “specified employee” (within the meaning of Code Section 409A), then if a Participant is a “specified employee,” any such payment that the Participant would otherwise be entitled to receive during the first six months following a “separation from service” (as defined in Code Section 409A) shall be accumulated and paid or provided, as applicable, within ten (10) days after the date that is six months following such separation from service, or such earlier date upon which such amount can be paid or provided under Code Section 409A without being subject to such additional taxes and interest imposed pursuant to Code Section 409A and related provisions of the Code.

9. Certain Definitions. Capitalized terms used in this Award Agreement and not otherwise defined herein shall have the respective meanings provided in the Plan.

10. Designation of Beneficiary. Your beneficiary for receipt of any payment made under this Award Agreement in the event of your death shall be the person(s) designated as your beneficiary(ies) on a form prescribed by the Company. If no beneficiary is designated, upon your death, payment shall be made to your estate.

[Signature Page to Follow]

If you accept this Award Agreement and agree to the foregoing terms and conditions, please so confirm by signing and returning the duplicate copy of this Award Agreement enclosed for that purpose.

MATRIX SERVICE COMPANY

By:
Name:
Title:

The foregoing Award Agreement is accepted by me as of ______________________, and I hereby agree to the terms, conditions, and restrictions set forth above and in the Plan.

«Grantee»